UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2007

ICAHN ENTERPRISES L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue,
Suite 4700,
New York, NY 10153

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K is being filed to provide our supplemental restated historical financial statements relating to our recent acquisition of PSC Metals, Inc. (“PSC Metals”).

On November 9, 2007, we filed our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 (“Form 10-Q”). In Part II, Item 5 (Other Information) of Form 10-Q, we reported the completion on November 5, 2007 of our acquisition of all of the issued and outstanding stock of PSC Metals from Philip Services Corporation (“Philip”). PSC Metals is engaged in transporting, recycling and processing metals. Mr. Icahn indirectly owns a 95.6% interest and we indirectly own the remaining 4.4% interest in Philip.

PSC Metals is considered an entity under common control. As a result, we are providing supplemental consolidated financial statements to include PSC Metals’ financial results since December 31, 2003, the period of common control. Accordingly, we are providing the following to reflect the restatement: Supplemental Selected Financial Data, Supplemental Consolidated Financial Statements, Management’s Discussion and Analysis of Supplemental Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures about Market Risks, for the periods indicated.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
23.1	Consent of Grant Thornton LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of KPMG LLP.
99.1	Supplemental Selected Financial Data.
99.2	Supplemental Consolidated Financial Statements.
99.3	Management’s Discussion and Analysis of Supplemental Financial Condition and Results of Operations.
99.4	Quantitative and Qualitative Disclosures about Market Risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc. its General Partner
By:	/s/ Andrew R. Skobe Andrew R. Skobe Chief Financial Officer

Date: December 5, 2007